Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 4, 2016, except for Note 20 as to which the date is May 23, 2016, in the Amendment No. 4 to the Registration Statement (Form S-1 No. 333-211196) and related Prospectus of Nant Health, LLC for the registration of its common stock.

/s/ Ernst & Young LLP

Los Angeles, California

May 23, 2016